Exhibit 99.1

1675 Broadway, Suite 2200 Denver, Colorado, 80202 · 303-794-8445 · Fax: 303-794-8451

Escalera Resources Files Voluntary

Bankruptcy Petition under Chapter 11

FOR IMMEDIATE RELEASE

Denver, Colorado and Houston, Texas (November 5, 2015) - Escalera Resources Co. (OTC PINK: ESCR) (“Escalera” or the “Company”) announced today that it filed a voluntary petition in the United States Bankruptcy Court for the District of Colorado (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Company believes the Chapter 11 process will provide the greatest flexibility to pursue viable options for asset sales or other alternatives with the goal of maximizing the value of the Company.

Escalera will continue to operate the business as debtors-in-possession under the jurisdiction of the Court. The Company has filed a series of first day motions with the Court that will allow it to continue to conduct business without interruption. These motions are designed primarily to minimize the impact on the Company’s operations, customers and employees. In connection with the bankruptcy process, Escalera has an agreement regarding the use of cash collateral.

The Company is an independent energy company engaged in the exploration, development, production and sale of natural gas and crude oil, primarily in the Rocky Mountain basins of the western United States. Its core operations are from natural gas wells in Wyoming.  Its corporate offices are located at 1675 Broadway, Suite 2200, Denver, Colorado 80202.

Escalera has approximately 14,296,000 shares of common stock outstanding, which trade on the OTC Market Group’s OTC Pink marketplace, and 1,610,000 shares of Series A Cumulative Preferred Stock outstanding (symbol “ESCRP”), which trade on the Nasdaq Capital Market.

For access to Court documents and other general information about the Chapter 11 case, please visit http://www.cob.uscourts.gov.

The Company’s bankruptcy legal advisors are Onsager | Guyerson | Fletcher | Johnson of Denver, CO.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the ability of the Company to obtain significant financing to effect the previously announced proposed purchase of producing properties; fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Company Contact:

Adam Fenster

Chief Financial Officer

(303) 794-8445

www.escaleraresources.com